UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2026

Non-Invasive Monitoring Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-13176	59-2007840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd., Suite 180, Miami, Florida 33137

(Address of Principal Executive Offices) (Zip Code)

(305) 575-4200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

As previously reported, on March 6, 2026, Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Gravitics Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub”), and Gravitics, Inc., a Delaware corporation (“Gravitics”), pursuant to which Merger Sub will merge with and into Gravitics, and Gravitics will continue as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”). As also previously reported, the Merger Agreement was amended on June 30, 2026, August 5, 2026, September 30, 2026 and October 19, 2026.

On October 30, 2026, the Company, Merger Sub and Gravitics entered into a fifth amendment to the Merger Agreement (the “Fifth Amendment”), which extends the outside closing date and outside termination date from October 30, 2026 to November 30, 2026. All other terms of the Merger Agreement remain unchanged.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, filed as Exhibit 2.1 hereto and incorporated herein by reference.

Amendments to Convertible Note and Promissory Notes

The information contained in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Sixth Amendments to Affiliate Promissory Notes

On October 30, 2026, the Company entered into a Sixth Amendment to each of (i) that certain Promissory Note dated October 4, 2021 in the principal amount of $75,000 with Frost Gamma Investments Trust (the “2021 Frost Gamma Note”), (ii) that certain Promissory Note dated October 4, 2021 in the principal amount of $75,000 with Dr. Jane Hsiao (the “2021 Hsiao Note”), (iii) that certain Promissory Note dated September 16, 2022 in the principal amount of $75,000 with Frost Gamma Investments Trust (the “2022 Frost Gamma Note”), and (iv) that certain Promissory Note dated September 16, 2022 in the principal amount of $75,000 with Dr. Hsiao (the “2022 Hsiao Note” and, collectively with the 2021 Frost Gamma Note, the 2021 Hsiao Note and the 2022 Frost Gamma Note, the “Affiliate Notes”). Frost Gamma Investments Trust is a trust controlled by Dr. Phillip Frost, a director of the Company, which beneficially owns in excess of 10% of the Company’s common stock. Dr. Hsiao is the Company’s Chairman of the Board and Interim Chief Executive Officer and a beneficial owner in excess of 10% of the Company’s common stock. Each Sixth Amendment extends the maturity date of the applicable Affiliate Note from October 31, 2026 to November 30, 2026. No other provisions of the Affiliate Notes were amended.

The foregoing is only a brief summary of the Sixth Amendments and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Sixth Amendments, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Amendment No. 2 to Convertible Note

As previously reported, on June 24, 2026, the Company issued Defender Opportunity LLC (the “Holder”) a Convertible Note (the “Convertible Note”) in the principal amount of $809,705.75, pursuant to the terms of a Note Purchase Agreement, which Convertible Note was amended effective as of September 30, 2026. Effective as of October 30, 2026, the Company and the Holder entered into Amendment No. 2 to the Convertible Note (the “Note Amendment”), which extends from October 30, 2026 to November 30, 2026 the date by which the Merger must be consummated for (i) the Convertible Note to convert automatically into shares of the Company’s common stock, and (ii) no interest to be payable upon that conversion. In consideration for the extension, the Company agreed to pay the Holder a fee of $25,000. All other terms of the Convertible Note remain unchanged.

The foregoing description of the Note Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Amendment, filed as Exhibit 10.5 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1	Amendment No. 5 to Agreement and Plan of Merger and Reorganization by and among Non-Invasive Monitoring Systems, Inc., Gravitics Merger Sub, Inc. and Gravitics, Inc., dated October 30, 2026.
10.1	Sixth Amendment dated October 30, 2026 to Promissory Note of Non-Invasive Monitoring Systems, Inc. in favor of Frost Gamma Investments Trust, dated October 4, 2021.
10.2	Sixth Amendment dated October 30, 2026 to Promissory Note of Non-Invasive Monitoring Systems, Inc. in favor of Jane Hsiao, dated October 4, 2021.
10.3	Sixth Amendment dated October 30, 2026 to Promissory Note of Non-Invasive Monitoring Systems, Inc. in favor of Frost Gamma Investments Trust, dated September 16, 2022.
10.4	Sixth Amendment dated October 30, 2026 to Promissory Note of Non-Invasive Monitoring Systems, Inc. in favor of Jane Hsiao, dated September 16, 2022.
10.5	Amendment No. 2 to Convertible Note between Non-Invasive Monitoring Systems, Inc. and Defender Opportunity LLC, effective as of October 30, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Non-Invasive Monitoring Systems, Inc.

November 4, 2026	By:	/s/ James J. Martin
	Name:	James J. Martin
	Title:	Chief Financial Officer